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                                                                    EXHIBIT 12.1

                          CHEROKEE INTERNATIONAL, LLC

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)

                              YEAR ENDED                         NINE MONTHS   YEAR ENDED DECEMBER      SIX MONTHS ENDED
                             DECEMBER 31,       THREE MONTHS        ENDED              31,                  JUNE 30,
                         --------------------       ENDED       DECEMBER 31,   --------------------  ----------------------
                           1994       1995     MARCH 31, 1996       1996         1997       1998        1998        1999
                         ---------  ---------  ---------------  -------------  ---------  ---------  -----------  ---------
                             (UNAUDITED)         (UNAUDITED)                                         (UNAUDITED)
Earnings
  Income before income
    taxes..............  $   1,442  $     528     $     644       $   7,614    $  18,538  $  23,900   $  10,275   $  10,998
  Fixed charges........        698        745           211           1,953        1,504        860         456       3,274
                         ---------  ---------         -----          ------    ---------  ---------  -----------  ---------
    Total earnings.....  $   2,140  $   1,273     $     855       $   9,567    $  20,042  $  24,760   $  10,731   $  14,272
                         ---------  ---------         -----          ------    ---------  ---------  -----------  ---------
                         ---------  ---------         -----          ------    ---------  ---------  -----------  ---------

Fixed Charges
  Interest.............  $     465  $     509     $     152       $   1,638    $   1,065  $     373   $     210   $   2,911
  Implicit rental
    interest expense...        233        236            59             315          439        487         246         363
                         ---------  ---------         -----          ------    ---------  ---------  -----------  ---------

    Total fixed
      charges..........  $     698  $     745     $     211       $   1,953    $   1,504  $     860   $     456   $   3,274
                         ---------  ---------         -----          ------    ---------  ---------  -----------  ---------
                         ---------  ---------         -----          ------    ---------  ---------  -----------  ---------

Ratio of earnings to
  fixed charges........       3.1x       1.7x          4.1x            4.9x        13.3x      28.8x       23.5x        4.4x
                         ---------  ---------         -----          ------    ---------  ---------  -----------  ---------
                         ---------  ---------         -----          ------    ---------  ---------  -----------  ---------
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